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                                                                    EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


American Vanguard Corporation
City of Commerce, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 2, 2001, relating to the consolidated financial statements and schedules of American Vanguard Corporation appearing in the Company's Annual Report on Form 10-K for the year ending December 31, 2000.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


/s/ BDO Seidman, LLP
-----------------------------
    BDO Seidman, LLP


Los Angeles, CA
May 25, 2001